    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1999

                                                         REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SALESLOGIX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                            86-0808340
   (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                    NO.)

                         8800 N. GAINEY DRIVE, SUITE 200
                            SCOTTSDALE, ARIZONA 85258
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                SALESLOGIX CORPORATION 1999 EQUITY INCENTIVE PLAN
         SALESLOGIX CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
            SALESLOGIX CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                          (FULL TITLE OF THE PLANS)


           PATRICK M. SULLIVAN                            COPY TO:
  PRESIDENT, CHIEF EXECUTIVE OFFICER AND              THOMAS H. CURZON
          CHAIRMAN OF THE BOARD                     OSBORN MALEDON, P.A.
          SALESLOGIX CORPORATION                 2929 NORTH CENTRAL AVENUE
     8800 N. GAINEY DRIVE, SUITE 200            PHOENIX, ARIZONA 85012-2794
        SCOTTSDALE, ARIZONA 85258                      (602) 640-9000
              (602) 368-3700
            FAX (602) 368-3799

(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED        PROPOSED MAXIMUM
                                                     NUMBER TO BE         MAXIMUM       AGGREGATE OFFERING       AMOUNT OF
      TITLE OF SECURITIES TO BE REGISTERED           REGISTERED(1)    OFFERING PRICE          PRICE           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, subject to
outstanding options with fixed exercise prices
under the SalesLogix Corporation 1996 Equity
Incentive Plan                                           301,912         $  0.15(2)        $    45,286.80           $   12.59
--------------------------------------------------------------------------------------------------------------------------------
                                                          16,480            0.20(2)              3,296.00                 .92
--------------------------------------------------------------------------------------------------------------------------------
                                                         139,611            0.24(2)             33,506.64                9.31
--------------------------------------------------------------------------------------------------------------------------------
                                                          86,321            0.48(2)             41,434.08               11.52
--------------------------------------------------------------------------------------------------------------------------------
                                                          71,882            0.60(2)             43,129.20               11.99
--------------------------------------------------------------------------------------------------------------------------------
                                                         685,170            1.53(2)          1,048,310.10              291.43
--------------------------------------------------------------------------------------------------------------------------------
                                                         594,808            9.00(2)          5,353,272.00            1,488.21
--------------------------------------------------------------------------------------------------------------------------------
                                                          37,282           13.08(2)            487,648.56              135.57
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value, not subject to
outstanding options or not having fixed exercise
prices under the:
--------------------------------------------------------------------------------------------------------------------------------
      SalesLogix Corporation 1996 Equity
      Incentive Plan                                   1,228,905          $11.8125(3)      $14,516,440.00            4,035.57
--------------------------------------------------------------------------------------------------------------------------------
      SalesLogix Corporation 1999 Employee Stock
      Purchase Plan                                      300,000          $11.8125(3)      $ 3,543,750.00              985.16
--------------------------------------------------------------------------------------------------------------------------------
      SalesLogix Corporation 1999 Non-Employee
      Director Stock Option Plan                         200,000          $11.8125(3)      $ 2,362,500.00              656.78
--------------------------------------------------------------------------------------------------------------------------------
                     TOTAL:                            3,699,653                           $27,918,965.00           $7,639.05
================================================================================================================================

(1) Based on shares subject to outstanding options or reserved for future issuance pursuant to employee benefit plans as of June 16, 1999. Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the exercise prices of options granted as of the filing date of this Registration Statement.

(3) Estimated as of June 16, 1999, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's common stock for June 16, 1999, as listed on the Nasdaq Stock Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The registrant's prospectus (the "Prospectus") filed with the Securities and Exchange Commission (the "Commission") on May 27, 1999 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act");

         (b) The description of the registrant's Common Stock contained in the Registration Statement on Form 8-A filed on May 21, 1999, under Section 12(g) of the Exchange Act, including any amendments or reports for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The registrant's fifth restated certificate of incorporation ("Restated Certificate") provides that the registrant shall indemnify directors, officers and their legal representatives to the fullest extent permitted by the Delaware general corporate law ("DGCL"). The DGCL contains an extensive indemnification provision which provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In suits by or in the right of a corporation, only expenses and not judgments, fines and amounts paid in settlement may be indemnified against. In addition, if a director or successfully defends against such action, suit or proceeding, such officer or director must be indemnified against expenses.

         The Restated Certificate also provides that directors of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty. However, this provision does not eliminate or limit the liability of a director for breach of the director's duty of loyalty to the registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of dividends or distributions or the redemption or purchase of the registrant's shares of stock in violation of the DGCL, or for any transaction from which the director derives an improper personal benefit. This provision does not affect any liability of a director or officer under the federal securities laws.

         The Restated Certificate requires and the DGCL authorizes, the registrant to indemnify directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

ITEM 8.  EXHIBITS

   Exhibit Number     Description
   --------------     -----------
          5.1         Opinion of Osborn Maledon, P.A. regarding legality of the
                      Common Stock being registered

         23.1         Consent of Ernst & Young LLP, Independent Auditors

         23.2         Consent of Ernst & Young LLP, Independent Auditors

         23.3         Consent of Ernst & Young LLP, Independent Auditors

         23.4 Consent of Osborn Maledon, P.A. (included in opinion filed as Exhibit 5.1)

         24.1         Power of Attorney (see signature page)

         99.1         SalesLogix Corporation 1996 Equity Incentive Plan
                      (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1)

         99.2         SalesLogix Corporation 1999 Non-Employee Director Stock
                      Option Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1)

         99.3         SalesLogix Corporation 1999 Employee Stock Purchase Plan
                      (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1)

ITEM 9.  UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 22nd day of June, 1999.

                                      SALESLOGIX CORPORATION



                                      By:  /s/ Patrick M. Sullivan
                                           ------------------------------------
                                           Patrick M. Sullivan
                                           President and Chief Executive Officer

         Each person whose individual signature appears below hereby authorizes Patrick M. Sullivan and Gary R. Acord, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of June, 1999.

               SIGNATURE                                               Title
               ---------                                               -----
/s/ Patrick M. Sullivan                         President, Chief Executive Officer and Chairman of the
-----------------------------------------       Board (Principal Executive Officer)
Patrick M. Sullivan


/s/ Gary R. Acord                               Vice President, Chief Financial Officer, Secretary and
-----------------------------------------       Treasurer (Principal Financial and Accounting Officer)
Gary R. Acord


/s/ Harry D. Lambert                            Director
-----------------------------------------
Harry D. Lambert


/s/ Deepak Kamra                                Director
-----------------------------------------
Deepak Kamra


/s/ Anthony P. Morris                           Director
-----------------------------------------
Anthony P. Morris


/s/ David C. Schwab                             Director
-----------------------------------------
David C. Schwab


/s/ Craig A. Conway                             Director
-----------------------------------------
Craig A. Conway


/s/ John B. Carrington                          Director
-----------------------------------------
John B. Carrington

                                INDEX TO EXHIBITS

   Exhibit Number     Description
   --------------     -----------
          5.1         Opinion of Osborn Maledon, P.A. regarding legality of the
                      Common Stock being registered

         23.1         Consent of Ernst & Young LLP, Independent Auditors

         23.2         Consent of Ernst & Young LLP, Independent Auditors

         23.3         Consent of Ernst & Young LLP, Independent Auditors

         23.4 Consent of Osborn Maledon, P.A. (included in opinion filed as Exhibit 5.1)

         24.1         Power of Attorney (see signature page)

         99.1         SalesLogix Corporation 1996 Equity Incentive Plan
                      (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1)

         99.2         SalesLogix Corporation 1999 Non-Employee Director Stock
                      Option Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1)

         99.3         SalesLogix Corporation 1999 Employee Stock Purchase Plan
                      (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1)